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                                                                    EXHIBIT 10.3




                              MASTER SECURED NOTE



Houston, Texas
$350,000.00
May 12,1995

FOR VALUE RECEIVED, the undersigned, NEVADA GOLD & CASINOS, INC., a Nevada corporation with corporate headquarters in Houston, Texas ("Nevada Gold"), promises to pay to the order of River Oaks Trust Company, Trustee ("Trustee"), as agent for those certain lenders described in that certain Note Participation Agreement among Nevada Gold, Trustee, and such lenders, dated of even date herewith (the "Participation Agreement") at 2001 Kirby Drive, Houston, Texas 77019 or at such other place in the United States of America as the holder of this Note may from time to time designate in writing to Nevada Gold), the sum of THREE HUNDRED FIFTY THOUSAND DOLLARS or so much of such sum as has actually been advanced hereunder on or before May 17, 1996, and to pay interest on unpaid balances of principal from time to time outstanding and evidenced hereby at the rate of twelve percent (12%) per annum, payable at the maturity hereof.

This is the Nevada Gold Master Secured Note described in the Participation Agreement and is secured by a Deed of Trust of even date herewith from Nevada Gold to Trustee securing payment of indebtedness from time to time evidenced hereby (the "Deed of Trust"). Reference is made to such instruments for a description of the collateral and security afforded thereby and rights and remedies of the holder of this Note in respect thereof as well as for a description of certain events upon the occurrence of which the holder hereof may elect to accelerate the maturity of the indebtedness evidenced hereby.

This Note evidences revolving credit indebtedness under which funds may be advanced as loans from time to time by Trustee to Nevada Gold hereunder and the amounts of each advance and the date thereof shall be posted on the "Grid" annexed hereto. The date of the first advance will be the date hereof; the date of each subsequent advance will be the date the applicable funds are received into escrow by River Oaks Trust Company. All payments made with respect to the indebtedness evidenced hereby shall be posted on the Grid which shall show the date of receipt of each such payment. Additional Grids may be annexed hereto if necessary to maintain a complete and accurate record of advances and payments. The conditions under which Nevada Gold shall be entitled from time to time to receive loan advances from Trustee to be evidenced by this Note are stated in that certain Loan Agreement of even date herewith between Nevada Gold and Trustee (the "Loan Agreement").

If any payment becomes due with respect to the indebtedness evidenced hereby on any Saturday or Sunday or any legal or bank holiday in the State of Texas, such payment shall be due on the next succeeding banking day and interest shall accrue to such day.

All parties, (makers, sureties, guarantors and all others now or hereafter liable for payment of the indebtedness evidenced by this Note) severally waive demand, presentment, notice of dishonor, protest,



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notice of protest, and diligence in collecting this Promissory Note and diligence in bringing and prosecuting suit against any party bound hereby, and agree that no extension, renewal or partial payment, or release or substitution of collateral before or after maturity, with or without notice, shall release or discharge the obligation of any party.

It is the intention of Nevada Gold and Trustee to conform strictly to applicable usury laws. It is therefore agreed that: (i) in the event that the maturity hereof is accelerated by reason of an election by Trustee or any successor to Trustee or if the same is prepaid prior to maturity, and the interest received for the actual period of the existence of the loan exceeds the maximum rate permitted under Texas or federal law, Trustee shall refund to Nevada Gold the amount of the excess or shall credit the amount of the excess against amounts owing under this Note and shall not be subject to any of the penalties provided by law for contracting for, charging, or receiving interest in excess of such maximum allowable rate, (ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with the loan transaction underlying this Note, shall not for the actual period of the existence of the loan exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest, that Trustee may charge Nevada Gold under applicable law and in regard to which Nevada Gold may not successfully assert the claim or defense of usury, and (iii) determination of the rate of interest on the loan evidenced hereby shall be made by amortizing, prorating, allocating, and spreading, in equal parts during the period of the full stated term of the loan, all interest at any time contracted for, charged or received from Nevada Gold in connection with the loan.

Prepayments of principal together with accrued and unpaid interest on the principal amount prepaid may be made at any time and from time to time without premium or penalty.

If any installment of interest or principal due hereon shall not be paid as and when the same shall be due and payable or upon the occurrence of any Event of Default specified in the Participation Agreement, Loan Agreement or the Deed of Trust, as defined therein, the holder of this Note may, upon forty-five (45) days prior written notice to Nevada Gold declare all then unpaid principal and accrued interest evidenced by this Note to be immediately due and payable and exercise any and all rights and remedies at law or in equity or otherwise for collection thereof. After maturity (whether by extension, acceleration or otherwise) the indebtedness evidenced by this Note shall bear interest at the lessor of eighteen percent (18%) per annum or the highest rate permitted by Texas law. If this Note is placed with any attorney(s) for collection in consequence of any default(s) of Nevada Gold, Nevada Gold shall pay the reasonable attorneys' fees of such attorney(s) and all other lawful costs of collection.

NEVADA GOLD & CASINOS, INC.


B

H. Thomas Winn, President



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